                                                                    EXHIBIT 10.2

                                      LEASE


                                    AGREEMENT


                                     BETWEEN


                        RIVER BEND EXECUTIVE CENTER, INC.


                                    LANDLORD


                                       AND


                           LEVIN MANAGEMENT CO., INC.


                                     TENANT

                                COMMERCIAL LEASE
                                     BETWEEN
                        RIVER BEND EXECUTIVE CENTER, INC.
                                       AND
                           LEVIN MANAGEMENT CO., INC.
                                TABLE OF CONTENTS

  Paragraph        Title                                                    Page
      1            Reference Data                                            1
      2            Definitions                                               3
      3            Demised Premises and Term                                 4
      3(a)         Demised Premises                                          4
      3(b)         Term                                                      4
      3(c)         Commencement and Expiration Date Agreement                5
      4            Rent and Security Deposit                                 5
      4(a)         Fixed Rent                                                5
      4(b)         Additional Rent                                           5
      4(c)         Past Due Annual Fixed Rent or Additional Rent             6
      4(d)         Security Deposit                                          6
      5            Tenant's Share of Operating Costs and Taxes               7
      5(a)         Operating Costs Definitions                               7
      5(b)         Payment of Tenant's Share of Operating

                   Costs and Real Estate Taxes                              10
      6            Occupancy of Demised Premises                            12
      7            Use of Demised Premises                                  12
      8            Tenant's Operation of Business                           12
      9            Designation of Brokers                                   13
     10            Signs                                                    13
     11            Repairs, Alterations and Maintenance                     13
     11(a)         Care of Demised Premises                                 13
     11(b)         Tenant's Repairs and Replacements                        13
     11(c)         Landlord's Repairs                                       14
     11(d)         Tenant's Alterations                                     15
     11(e)         Mechanic's Liens                                         16
     12            Utilities and Building Services                          17
     12(a)         Heating and Air Conditioning                             17
     12(b)         Water                                                    18
     12(c)         Interruption of Services                                 18
     12(d)         Electricity, Demised Premises                            18
     13            Property and Other Taxes                                 20
     14            Indemnification by Tenant                                20
     15            Insurance                                                21
     16            Damage to or Destruction of Demised Premises             23
     17            Eminent Domain                                           24
     18            Default by Tenant                                        24
     19            Landlord's Remedies                                      25
     20            Sublease or Assignment                                   28
     21            Environmental Matters                                    31
     22            Attornment                                               32
     23            Subordination                                            33
     24            Surrender                                                33

     25            Certificates                                             34
     26            Landlord's Right of Access to Demised Premises           35
     27            Additional Rights Reserved to Landlord                   36
     28            Safe Environment                                         39
     29            Notice                                                   39
     30            Quiet Enjoyment                                          40
     31            Waiver of Liability                                      40
     32            No Representations                                       41
     33            Occupancy                                                41
     34            Successors and Assigns                                   41
     35            Entire Agreement                                         41
     36            Invalidation of Particular Provisions                    41
     37            Notice of Lease                                          41
     38            Janitorial Services                                      41
     39            Moving-In, Moving-Out or Relocating within
                     the Premises                                           42
     40            No Waiver to Landlord                                    42
     41            Waiver of Trial by Jury                                  42
     42            Integration of Agreement and Amendments                  43
     43            Governing Law                                            43
     44            Counterparts                                             43
     45            Attorneys' Fees                                          43
     46            Roof-Top Communication Equipment                         43
     47            Installation of Elevator                                 45

                                      LEASE

      This Lease is made as of this day between the Landlord and Tenant named in Paragraph 1. Landlord and Tenant agree to the terms and conditions set forth in this Lease.

      1.    REFERENCE DATA.

            Each reference in this Lease to any of the following subjects shall incorporate the data stated for that subject in this Paragraph 1.

      DATE OF THIS LEASE September 25, 2002

      LANDLORD: RIVER BEND EXECUTIVE CENTER, INC.
                One Omega Drive
                P.O. Box 4047
                Stamford, CT  06907

      TENANT:   Levin Management Co., Inc.


      TENANT'S ADDRESS:  One Rockefeller Plaza
                         19th Floor
                         New York, New York  10020

      DEMISED PREMISES:     That portion of the Building (the "Building")
                            known as 5 River Bend Drive or River Bend 5,
                            Stamford, Connecticut, as depicted on Exhibit
                            A attached hereto (hereinafter referred to as the "Demised Premises").

      TENANT'S USE OF THE DEMISED PREMISES:   Redundant Office Space/Office.

      COMMENCEMENT DATE: Upon the substantial completion of the Landlord's Work. For purposes hereof, Landlord's Work shall be deemed substantially completed upon the completion of all work (excluding any minor details of construction, decoration, or mechanical adjustment which do not materially interfere with Tenant's use of such part of the Demised Premises).

      RENT COMMENCEMENT DATE:  Upon Commencement Date.

      EXPIRATION DATE:   September 30, 2011 (subject to extensions pursuant
                         to subsection 3(b)(ii)).


      LEASE TERM: Commencing on the Commencement Date and terminating on the Expiration Date (the "Lease Term").

RENT*:                                 YEARS             TOTAL              PER SQUARE FOOT
------                                 -----             -----              ---------------
Annual Fixed Rent:  Lease Years         1 - 3         $101,262.00               $21.00
                                        4 - 7          106,084.00                22.00
                                   Thereafter          110,906.00                23.00

Monthly Fixed Rent: Lease Years         1 - 3         $  8,438.50               $ 1.75
                                        4 - 7            8,840.33                 1.83
                                   Thereafter            9,242.17                 1.92

* Does not include $2,500 per month Additional Rent in connection with the emergency generator to be installed by Landlord in accordance with Section 12(e)(i).

            ESTIMATED BASE YEAR OPERATING COSTS AND TAXES: Tenant will pay its share of any increase in Taxes and Operating Costs over the applicable Base Year. The Base Year, for purposes of Operating Costs, shall be the calendar year 2003 (the "Base Operating Year"). The Base Year, for purposes of Taxes, will be the Taxes payable on a payment year basis for the period July 1, 2002 through June 30, 2003 (the "Base Tax Year").

            TENANT ELECTRICITY: Demised Premises shall be submetered with Tenant paying all charges for electricity. (See Paragraph 12d(iii)).

            NUMBER OF PARKING SPACES: Landlord will provide 14 parking spaces. In the event of a disaster at Tenant's primary offices, Tenant will be allowed the use of an additional ten (10) spaces in reasonably close proximity to the Building.

            RENTABLE SQUARE FOOTAGE OF THE DEMISED PREMISES: The Demised Premises for purposes of this Lease shall be deemed to comprise 4,822 Rentable Square Feet on the second (2nd) floor of the Building.

            INITIAL PAYMENTS OF FIXED RENT AND SECURITY DEPOSIT: The first month's Fixed Rent ($8,438.50) (such amount the "First Month's Rent") and the last month's Fixed Rent ($9,242.17) (such amount, the "Last Month's Rent"), Security Deposit in the sum of ($17,680.67), and first and last month's Additional Rent for access to Landlord's emergency generator ($5,000), for a total of $22,680.67, are payable upon execution of this Lease.

            GUARANTORS: (Parent Company - BKF Capital Group, Inc.) See Rider No. 3.

            BROKER(S): Landlord recognizes Grubb & Ellis as the broker of record.

            TENANT'S SHARE: 19.0% which is calculated on a proportionate basis comparing Tenant's rentable square footage to the total rentable square footage in the Building (whether or not leased) computed on a consistent basis.

            2.    DEFINITIONS.

            For all purposes of this Lease, the terms defined in this Paragraph shall have the meanings specified in this Paragraph unless the context otherwise requires.

            (a) "Landlord" shall mean the owner or lessee of the Building (or part thereof) of which the Demised Premises form a part. In the event of the termination of the Landlord's interest in the Building, the current Landlord shall be relieved of all obligations under this Lease, and without further agreement, the purchaser of the Building or other assignee of the Landlord's interest therein will assume all obligations of Landlord under this Lease.

            (b) "Tenant" shall mean the Tenant named in this Lease and any person, firm, corporation or other legal entity, immediate or remote, to which Tenant's interest in this Lease may be assigned pursuant to the terms of this Lease.

            (c) "Common Areas" shall mean that part of the Building and its appurtenances designated by Landlord for the common use of all tenants, invitees and others, which includes, sidewalks, landscaping, curbs, driveways, parking areas, delivery passages, loading areas, hallways, lighting facilities, drinking fountains, lobbies, elevators, meeting rooms, public toilets and the like. Landlord reserves the right to change, from time to time, the dimensions and locations of the Common Areas. Tenant's access to the Demised Premises shall be 24 hours a day, 7 days a week, 365 days a year basis.

            (d) "Building" shall mean 5 River Bend Drive, Stamford, Connecticut and all improvements located thereon. The Building is also known as River Bend 5 and 5 River Bend. Landlord reserves the right to change the name of the Building at any time or times.

            (e) "Normal Business Hours" shall mean 8:30 a.m. until 5:30 p.m. weekdays, exclusive of those days reasonably designated as holidays by Landlord.

            (f) "Park" shall mean the River Bend Office Park in which the Building and Common Areas are located.

            (g) "Rent" shall mean Annual Fixed Rent as defined in Paragraph 4(a) and Additional Rent as defined in Paragraph 4(b).

            (h) "Approximate Square Footage of the Demised Premises" shall mean that figure indicated in Paragraph 1.

      3.    DEMISED PREMISES AND TERM.

            (a) DEMISED PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the Term and Rent and upon the other conditions and covenants as provided for herein, the Demised Premises, as defined in Paragraph 1 hereof, together with the right to use in common with Landlord, other tenants in the Building, their invitees and others, the Common Areas. In addition, the Landlord shall provide to Tenant, on a rent-inclusive basis, parking for the number of cars specified in Paragraph 1. Tenant's use of said parking area shall be in common with other tenants, and the parking of said cars shall be on a non-reserved basis unless otherwise noted in Paragraph 1 hereof and shall be subject to the reasonable rules, regulations and arrangements which may be established or altered by Landlord at any time or from time to time during the Term hereof. Landlord shall use commercially reasonable efforts to enforce any such rules and regulations in a uniform manner as to all tenants of the Building. Landlord shall not be responsible for any theft of or damage to cars owned by Tenant's employees and/or invitees.

            (b) TERM.

                  (i) The Term of the Lease shall be for the period as indicated in Paragraph 1, unless sooner terminated as herein provided. In the event that for any reason whatsoever the Landlord cannot deliver possession of the Demised Premises to Tenant within three (3) months of Lease execution, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. Should Landlord be unable to deliver possession of the Demised Premises to Tenant within said three (3) month period, Tenant may elect to terminate this Lease by providing thirty (30) days written notice; provided, however, that Landlord shall have the opportunity to deliver possession during such notice period. The dates upon which the Term shall commence and terminate as provided for herein are called the "Commencement Date" and the "Expiration Date", respectively.

                  (ii) The Tenant shall have no option to renew this Lease except as contained in Rider No. 2.

            (c) COMMENCEMENT AND EXPIRATION DATE AGREEMENT. In order to place in writing the exact dates of the Commencement Date and the Expiration Date, if such are different from those set forth in Paragraph 1 hereof, the parties shall, upon the request of either of them, within ten (10) days after the Commencement Date, execute a supplemental agreement to become a part of this Lease, setting forth the Commencement Date and Expiration Date.

      4. RENT AND SECURITY DEPOSIT.

            (a) FIXED RENT. Tenant agrees to pay to Landlord at the address set forth in Paragraph 1, or at such other place designated by Landlord, without any prior demand and without any deduction or setoff whatsoever, the Annual Fixed Rent as defined in Paragraph 1, which shall be due and payable in twelve monthly installments, each equal to the Monthly Fixed Rent as defined in Paragraph 1. The Monthly Fixed Rent shall be paid in lawful currency of the United States of America, in advance, on the first day of each calendar month during the Term. If the Commencement Date is a day other than the first day of a calendar month, the Tenant shall pay on the Commencement Date the portion of the Monthly Fixed Rent due for that month, prorated on a per diem basis. Landlord shall apply the First Month's Rent delivered to Landlord concurrently with Tenant's execution and delivery of this Lease to the Monthly Fixed Rent payable for the first full calendar month during the Term. Landlord shall apply the Last Month's Rent delivered to Landlord concurrently with Tenant's execution and delivery of this Lease to the Fixed Rent due for the last month of the Lease Term.

            (b) ADDITIONAL RENT. Any sums of money or charges to be paid by Tenant pursuant to the provisions of this Lease, other than the Annual Fixed Rent, shall be designated as "Additional Rent" and shall be payable within ten
(10) days after Landlord gives written notice and demand for payment. Payment will be made in the same manner as the Annual Fixed Rent. Landlord shall have the same rights against Tenant for the default in payment of Additional Rent as for default in payment of the Annual Fixed Rent.

            (c) PAST DUE ANNUAL FIXED RENT OR ADDITIONAL RENT. If Tenant fails to pay any Rent before the eleventh (11th) day after such Rent is due, Tenant agrees to pay as Additional Rent for each day after and including the sixth day that the Rent remains unpaid a late charge which shall be the greater of (1) $50.00 per day or (2) five percent (5%) of the amount of such unpaid Rent divided by 30. Tenant agrees that such amounts are not a penalty, but are a reasonable amount to reimburse Landlord for the loss of the use of the money and the additional administrative costs resulting from late payments.

            (d) SECURITY DEPOSIT. Tenant will deposit with Landlord upon signing this Lease, and throughout the term of this Lease shall keep on deposit with Landlord, the rental for the last month of the Term herein granted, as well as a Security Deposit in the amount set out in Paragraph 1 as security for Tenant's payment of the Rent and Tenant's faithful performance under this Lease. All interest earned on the Security Deposit shall be the property of Landlord. If at any time during the Term of this Lease, Tenant defaults in the performance of any provisions of this Lease, Landlord may, but shall not be required, to use the Security Deposit, or so much thereof as necessary, to pay any Rent in default, to reimburse any expense incurred by Landlord, and to pay for the damages incurred by Landlord by reason of Tenant's default. In such event, Tenant shall, on written demand of Landlord, immediately remit to Landlord a sufficient amount in cash to restore the Security Deposit to its original amount. Within 60 days after the end of the Term, and in the event such Security Deposit has not been entirely utilized as provided above, any remaining balance of the Security Deposit will be refunded to Tenant without interest. Landlord will deliver the Security Deposit to the purchaser or assignee of Landlord's interest in the Demised Premises in the event such interest is sold or assigned and at that time Landlord will be discharged from further liability with respect to the Security Deposit; provided, however, that said transferee or assignee takes the Security Deposit subject to this Lease and assumes Landlord's obligations with respect thereto Notwithstanding the provisions of this Paragraph 4, if the claims of Landlord exceed the Security Deposit, Tenant will remain liable for the balance of such claims.

      5.    TENANT'S SHARE OF OPERATING COSTS AND TAXES.

            (a) DEFINITIONS. As used in this Lease the following definitions shall apply:

                  (i) "Real Estate Taxes" shall mean the total amount of all taxes, charges and assessments levied or assessed against the Building and any personal property of Landlord used in the operation of the Building, including, without limitation, real property taxes, assessments, water and water assessments, sewer rentals, rates, taxes and charges, and any other governmental charge, general, special, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever which may at any time prior or during the Term of this Lease become due and payable, or be levied, assessed or imposed by any authority having power to do so, on, against or with respect to the Building and any appurtenance thereof, but excluding, however, any tax, levy or assessment against any income of Landlord, and any income, franchise, corporation, estate, gift, transfer, inheritance and capital stock taxes of Landlord or mortgage recording taxes. Real Estate Taxes shall not include any penalties or interest that derives from Landlord's failure to pay Real Estate Taxes on a timely basis. The said exclusions notwithstanding, Real Estate Taxes shall include any tax, charge or other imposition levied by the State of Connecticut or political subdivision thereof against Landlord's interest in this Lease or the rents (whether gross or net) derived from this Lease, and shall also include, to the extent applicable, any other tax, fee or other excise, however described, that may be levied or assessed against the Building as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties hereto as of the date of this Lease.

                  (ii) "Operating Costs" shall mean costs, actual and accrued, incurred by or on behalf of Landlord in connection with the management, use, operation, maintenance, repair, preservation and protection of the Building and Common Areas, including, without limitation or duplication, (1) cost of electricity, air conditioning, ventilating, heating, mechanical, security protection and elevator systems and all other utilities; (2) cost of water, supplies and equipment, and maintenance, security and service contracts; (3) cost of repairs, general maintenance, and cleaning; (4) cost of fire, extended coverage, boiler, sprinklers, public liability, property damage, rent, umbrella coverage, and other insurance; (5) wages, salaries, accident insurance, and retirement, medical and other employee benefits and other labor costs for Landlord's personnel; (6) fees, charges, and other costs including management fees, consultant fees, legal fees, and accounting fees of all independent contractors engaged by Landlord or reasonably charged by Landlord to perform services in connection with the operation of the Building; (7) cost of maintaining Common Areas, public areas, lobbies, parking areas, and similar areas adjacent to the Building; (8) amortized costs of capital improvements to the Building, Common Areas or the real property on which the Building is located which (i) are required by governmental law or regulation and were not required by law as of the date hereof or (ii) are reasonably and customarily intended to reduce, stabilize or limit increases in Operating Costs (including, without limitation, the replacement of structural and non-structural Building components, machinery, equipment and other capital items that have become obsolete or otherwise have reached the end of their useful lives); and (9) such other items as are customarily included in the cost of managing, operating, and maintaining the Building in accordance with customary commercial real estate practices of owners of similar buildings in Fairfield County, Connecticut. Notwithstanding anything to the contrary herein contained, the term Operating Costs shall not include (1) Real Estate Taxes; (2) debt service and financing costs, including, without limitation, sums paid under mortgages and related agreements with respect to secured and unsecured loans; (3) rent paid under superior or ground leases; (4) any expense for which (a) Landlord is otherwise compensated through the proceeds of insurance to the extent Landlord is compensated, (b) Landlord receives or is entitled to receive compensation or reimbursement from other tenants in the Building, or (c) Landlord receives compensation or reimbursement from any other source to the extent Landlord is compensated; (5) all leasing costs applicable to this Lease (and other leases in the Building), including, without limitation, leasing and brokerage commissions and similar fees, and the cost of the Landlord Work and legal and other professional services in connection with the execution and delivery hereof (and thereof); (6) costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants of the Building; (7) costs incurred with respect to a sale or transfer of all or any portion of the Building or any direct or indirect interest therein; (8) costs and expenditures payable to any affiliate of Landlord in excess of the amount which would be paid in the absence of such relationship;
(9) salaries of Landlord's personnel, or the personnel of the property manager for the Building, in either case above the grade of building manager; (10) expenses incurred in connection with services or other benefits of a type that are not provided to Tenant (or are provided at separate or additional charge) but that are provided to another tenant or occupant of the Building (or a group of tenants or occupants of the Building) regardless of whether the same are provided with or without separate or additional charge and (11) the cost of acquiring, leasing, restoring, removing or replacing (a) sculptures, (b) paintings, and (c) other objects of art located within or outside of the Building.

                  (iii) "Computation Year" shall mean each twelve (12) month period following the Base Operating Year (in the case of Operating Costs) or the Base Tax Year (in the case of Real Estate Taxes) in which occurs any part of the term of this Lease Term.

                  (iv) "Base Year Operating Costs" shall mean Tenant's Share (i.e. 19.0%) of the Operating Costs during the Base Operating Year.

                  (v) "Base Year Real Estate Taxes" shall mean Tenant's Share (i.e. 19.0%) of the Real Estate Taxes during the Base Tax Year.

            (b) PAYMENT OF TENANT'S SHARE OF OPERATING COSTS AND REAL ESTATE TAXES. Tenant shall pay to Landlord, as Additional Rent, Tenant's Share of Operating Costs and Real Estate Taxes at the times and in the manner provided below:

                  (i) Tenant's Share of Operating Costs for any Computation Year shall be the amount by which Tenant's Share (i.e. 19.0%) of the Operating Costs for that Computation Year, exceed the Base Year Operating Costs. Tenant's Share of Real Estate Taxes for any Computation Year shall be the amount by which Tenant's Share (i.e. 19.0%) of the Real Estate Taxes , for that Computation Year, exceed the Base Year Real Estate Taxes.

                  (ii) At the beginning of each Computation Year, Landlord shall compute and deliver to Tenant an estimate of the amount to be paid by Tenant on Tenant's Share of the Operating Costs and on Tenant's Share of Real Estate Taxes for the appropriate Computation Year, and without further notice, Tenant shall pay to Landlord as Additional Rent, simultaneously with Tenant's Monthly Fixed Rent during such Computation Year, monthly installments of one-twelfth (1/12th) of such estimate.

                  (iii) Unless delayed by causes beyond Landlord's reasonable control, Landlord shall deliver to Tenant within one hundred eighty (180) days after the end of each Computation Year, written statements setting out in reasonable detail the amount of Tenant's Share of Operating Costs and Tenant's Share of Real Estate Taxes. If the aggregate of monthly installments of Tenant's Share of Operating Costs actually paid by Tenant to Landlord differs from the amount of Tenant's Share of Operating Costs payable according to the Statement of Tenant's Share of Operating Costs ("Statement - Operating Costs") under this Paragraph 5, Tenant shall pay the increase or be credited with a decrease without interest within thirty (30) days after the date of delivery of the Statement - Operating Costs provided that if Tenant is entitled to a credit and no further amounts are due to Landlord hereunder, the Landlord shall promptly remit such amounts to Tenant. If the aggregate of monthly installments of Tenant's Share of Real Estate Taxes actually paid by Tenant to Landlord differs from the amount of Tenant's Share of Real Estate Taxes payable according to the Statement of Tenant's Share of Real Estate Taxes ("Statement - Real Estate Taxes") under this Paragraph 5, Tenant shall pay the increase, or be credited with a decrease without interest, within thirty (30) days after the date of delivery of the Statement - Real Estate Taxes provided that if Tenant is entitled to a credit and no further amounts are due to Landlord hereunder, the Landlord shall promptly remit such amounts to Tenant.

                  (iv) If Landlord and Tenant disagree on the accuracy of Tenant's Share of Operating Costs as set forth in the Statement - Operating Costs or Tenant's Share of Real Estate Taxes as set forth in the Statement - Real Estate Taxes, Tenant shall nevertheless make payment in accordance with any notice given by Landlord, but the disagreement shall immediately be referred by Landlord for prompt decision by a mutually acceptable public accountant or other professional consultant who shall be deemed to be acting as an expert and not as an arbitrator, and a determination signed by the selected expert shall be final and binding on both Landlord and Tenant. Any adjustment required to any previous payment made by Tenant or Landlord by reason of any such decision shall be made within fourteen
(14) days after the date of the decision. Tenant will pay the costs of retaining the expert.

                  (v) Neither party may claim a readjustment in respect of Tenant's Share of Operating Costs if based upon any error of computation or allocation except by notice delivered to the other party within six (6) months after the date of delivery of the Statement - Operating Costs or the Statement - Real Estate Taxes.

                  (vi) In the event that the Building is less than ninety percent (90%) occupied in any Computation Year including Base Year as reasonably determined by the Landlord, an adjustment shall be made in computing the Operating Costs for such Computation Year so that the Operating Costs shall be computed as though the Building had been ninety percent (90%) occupied. If ninety percent (90%) or more of the Building is occupied as reasonably determined by the Landlord, Tenant shall pay its Tenant's Share of Operating Costs based upon the actual Operating Costs for such Computation Year. The provisions of this Paragraph 5 shall survive the expiration or earlier termination of the Lease.

      6.    OCCUPANCY OF DEMISED PREMISES.

            Tenant's occupancy of all or part of the Demised Premises shall be conclusive evidence that Tenant accepts possession of the Demised Premises in an "as is" condition, and that the Demised Premises are complete and finished in every material respect. Tenant relies on no warranties or representations express or implied of Landlord or any agent or other party associated with Landlord as to the nature, condition, repair or specific area of the Demised Premises or the Building, except as otherwise expressly provided in this Lease.

      7.    USE OF DEMISED PREMISES.

            Tenant shall use the Demised Premises for the purposes set forth in Paragraph 1 and for no other use or purpose without the prior written consent of Landlord.

      8. TENANT'S OPERATION OF BUSINESS.

            (a) Tenant shall comply with all laws, orders and regulations of federal, state, county and municipal authorities (including without limitation the Americans With Disabilities Act, 42 U.S.C. Section 12101 et seq. to the extent such Act affects the Demised Premises) ("Legal Requirements"), and with any direction of any public officer or officers which shall impose any violation order or duty with respect to the Demised Premises or the use or occupancy thereof. Landlord represents that it has not received any notice that the Demised Premises are in violation of the Legal Requirements.

            (b) Tenant agrees that it shall not at any time during the Lease do or permit to be done any act or practice which may tend to injure or damage the Demised Premises or the Building.

            (c) Tenant shall not use or knowingly permit any part of the Demised Premises to be used for any unlawful purpose; nor shall the Tenant use or occupy or permit the Demised Premises to be used or occupied, nor do or permit anything to be done in or on the Demised Premises, in a manner which will knowingly violate any certificate of occupancy affecting the Demised Premises; or to make void or voidable any insurance then in force with respect thereto, or which will make it impossible or uneconomical to obtain fire or other insurance required to be furnished by the Landlord or the Tenant; or which will cause or be likely to cause roof or structural damage to the Building or any part thereof; or which will constitute a public or private nuisance; or which will violate any laws or regulations of any governmental authority.

      9. DESIGNATION OF BROKERS.

            Landlord agrees to pay brokerage fees and commissions in connection with this Lease, subject to the conditions set forth below. As part of the consideration for granting this Lease, Tenant represents and warrants to Landlord that it has dealt with no broker or agent other than as specified in Paragraph 1 hereof with respect to the Demised Premises. Landlord represents and warrants to Tenant that no broker has an exclusive agency listing with respect of the Demised Premises. Tenant agrees to indemnify and hold Landlord harmless against any claims (including costs and attorneys' fees) for brokerage fees and commissions by any broker or agent other than above claiming to have introduced Tenant to the Demised Premises. The indemnity in this paragraph 9 shall survive the expiration or earlier termination of this Lease.

      10. SIGNS.

            Tenant shall have the right at its expense, in conformity with all applicable laws, ordinances and municipal regulations, and subject to the prior written consent which shall not be unreasonably withheld of Landlord, to install interior signs in the Demised Premises.

      11. REPAIRS, ALTERATIONS AND MAINTENANCE.

            (a) CARE OF DEMISED PREMISES. Tenant, at its expense, shall take good care of the Demised Premises, including all Building equipment and systems located within the Demised Premises, partitions, carpets, drapes, ceilings, lights, doors, and other interior finish items. Tenant shall maintain all such interior finish items as necessary to preserve them in reasonably good order, condition and appearance, reasonable wear and tear excepted.

            (b) TENANT'S REPAIRS AND REPLACEMENTS. Tenant shall, at its sole cost and expense, make and be responsible for all repairs and replacements, as and when needed, to preserve the Demised Premises and the Building (except as provided for as Landlord's responsibility in this Lease), including Building equipment and systems and Tenant's property and fixtures, in good working order and condition, if the need for which arises out of or results from (1) the performance or existence of any alteration of or modification to the Demised Premises made by Tenant, (2) the installation, use, or operation of Tenant's property or fixtures, (3) the moving of Tenant's property or fixtures in or out of the Building or in and about the Demised Premises, or (4) the acts, omission, negligence or misuse by Tenant, those holding under Tenant or Tenant's servants, employees, agents, invitees, or licensees, or their use or occupancy or manner of use or occupancy of the Demised Premises. All repairs and replacements shall conform to the provisions of Paragraph 11(d) and shall be at least equal in quality and class to the standards then applicable for the Building as established by Landlord. If Tenant fails after ten (10) days notice by Landlord to proceed with due diligence to make repairs required to be made by Tenant (except in an emergency, wherein Landlord may proceed immediately if Tenant does not immediately proceed to repair) the same may be made by Landlord at the expense of Tenant, and the reasonable expenses of repairs incurred by Landlord shall be reimbursed immediately as Additional Rent after submission of a bill or statement for the repairs.

            (c) LANDLORD'S REPAIRS. Landlord, shall make all necessary repairs to keep the Building, including Building equipment and systems serving the Demised Premises (but only up to the point where such systems penetrate the outer walls or slabs of the Demised Premises) in reasonably good order and repair, excluding, however, all repairs which Tenant is obligated to make pursuant to Paragraph 11(b). Tenant shall use reasonable efforts to give Landlord prompt notice of any defective condition known to Tenant in any plumbing, heating system or electrical lines located in, servicing, or passing through, the Demised Premises. Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance, interruption or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Building. Except in the case of an emergency, Landlord shall use reasonable efforts to minimize any interference with Tenant's use, occupancy and business conducted at the Demised Premises.

            (d) TENANT'S ALTERATIONS.

                  (i) Provided Tenant has secured the prior written consent by Landlord, and subject to the provisions of Paragraph 11(e), Tenant may, at Tenant's expense, make installations and other alterations to the Demised Premises which are non-structural, by using contractors first approved by Landlord, such consents and approvals not to t be unreasonably withheld by Landlord. Tenant shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, both before initiating and upon completing the installations and other alterations, as applicable, and Tenant shall deliver promptly duplicates of all such permits, approvals, and certificates to Landlord. Tenant agrees to carry or will cause Tenant's contractors and subcontractors to carry such workmen's compensation, general liability, and personal and property damage insurance as Landlord may reasonably require. Certificates evidencing such insurance coverage shall be delivered to Landlord prior to commencing any such installations or alterations. Any increase in any Real Estate Taxes as a result of such installations and other alterations by Tenant shall be paid entirely by Tenant.

                  (ii) Notwithstanding the foregoing, Tenant shall be permitted to make aesthetic, non-material alterations (such as painting, wall covering, floor covering, etc.) without the prior written consent of Landlord. All fixtures and all paneling, partitions, and like installations and other alterations made in the Demised Premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises, except as provided in this subparagraph and subparagraph (iii) of this Paragraph 11(d). Upon the issuance of Landlord's consent to any proposed alteration, Landlord shall also advise Tenant as to whether Tenant will be required to remove such alteration upon the expiration of the Lease. With respect to improvements made without Landlord's consent, Landlord shall have the right, by notice to Tenant no later than thirty (30) days prior to the end of the Term, to elect to have the improvements removed by Tenant, and Tenant shall remove the improvements and repair and restore the Demised Premises prior to the end of the Term, at Tenant's expense.

                  (iii) Nothing in this Paragraph shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures or movable office furniture and equipment, but upon removal of any such equipment and fixtures from the Demised Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to installation, ordinary wear and tear excepted, and Tenant shall repair any damage to the Demised Premises or the Building due to such removal.

            (e) MECHANIC'S LIENS. Tenant shall keep the title to the Building free and clear of any lien or encumbrance in respect of any work performed by Tenant or its contractors in the Demised Premises. Tenant shall indemnify and hold Landlord harmless against any claim, loss, cost, demand and legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any such lien, claim of lien, or other action of which it has or reasonably should have knowledge and which affects the title to the Building and shall fully bond or at Landlord's request cause the same to be removed within ten (10) business days (or such additional time as Landlord may consent to in writing, which consent shall not be unreasonably withheld), failing which Landlord may take such action as Landlord deems reasonably necessary to remove the same, and the entire cost of removal shall be immediately due and payable by Tenant to Landlord upon written demand therefor. Such amount together with interest thereon at the rate of one percent (1%) per month from the date Landlord makes such payment shall be payable as Additional Rent. At least five
(5) days prior to the commencement of any work by Tenant on the Building, Tenant shall notify Landlord of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work.

      12. UTILITIES AND BUILDING SERVICES.

            (a) HEATING AND AIR CONDITIONING.

                  (i) Subject to limitations and restrictions imposed by federal, state and/or local authorities, Landlord shall furnish heating and air-conditioning ("HVAC") to the Demised Premises during Normal Business Hours. Wherever heat-generating machines or equipment are used in the Demised Premises which affect the temperature otherwise maintained by the air-conditioning system, Landlord reserves the right to install supplemental air-conditioning units for the Demised Premises, and the cost of such units' operation and maintenance thereof shall be paid by Tenant to Landlord. Any air-conditioning units required for Tenant's computer systems ("Supplementary AC") shall be installed at the expense of Tenant and shall become the property of Landlord, and the costs of operation and maintenance thereon shall be paid by Tenant. If Tenant desires heating and/or air-conditioning from the Building's HVAC system (as opposed to any Supplementary AC units installed by Tenant which serve only the Demised Premises) at other than Normal Business Hours, Landlord will, upon reasonable notice, if practicable, make arrangements therefor, but Tenant shall pay the actual costs therefore without any profit or mark-up to Landlord or its affiliates.

                  (ii) Landlord will not be responsible for the failure or insufficiency of the HVAC system if such failure or insufficiency results from Tenant's installation or operation of machines and appliances, the installed electrical load of which, when combined with the load of all lighting fixtures and the HVAC systems exceeds 600 amps. If due to (a) the use of the Demised Premises in a manner exceeding the foregoing electrical load criteria, (b) Tenant's improvements or modifications by Tenant to the existing HVAC system in the Demised Premises (if same are constructed by Tenant), (c) the rearrangement of partitioning after the initial preparation of the Demised Premises, or (d) the interference with normal operation of the air-conditioning in the Demised Premises, a condition results, necessitating changes in the HVAC system servicing the Demised Premises, such changes shall be made by Tenant, at Tenant's sole cost and expense.

            (b) WATER. Landlord shall furnish cold water from city water mains for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, and hot water for lavatory purposes from the regular Building supply. Tenant shall not waste water. If Tenant uses or consumes water for any other purpose or in unusual quantities (of which fact Landlord shall reasonably judge), Landlord may install a water meter at Tenant's expense, which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption. Tenant shall pay for water consumed as shown on the meter as Additional Rent as and when bills are rendered. On Tenant's default in making such payment, Landlord may pay such charges and collect the same from Tenant. If Tenant fails to pay promptly Landlord's proper charges for water, Landlord, upon not less than twenty (20) days' notice, may discontinue furnishing that service, and no such discontinuance shall be deemed an eviction or disturbance of Tenant's use of the Demised Premises, or render Landlord liable for damages, or relieve Tenant from any obligation under the Lease. Landlord shall reinstate service once Tenant cures any such default.

            (c) INTERRUPTION OF SERVICES. Landlord does not warrant that any service will be free from interruptions caused by repairs, renewals, improvements, changes of service, alterations, strikes, lockouts, labor controversies, accidents, inability to obtain fuel, water, or supplies, or other cause beyond the reasonable control of Landlord. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises, or render Landlord liable to Tenant for damages by abatement of Rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease. Tenant hereby waives and releases all claims against Landlord for damages for interruption or stoppage of service.

            (d) ELECTRICITY, DEMISED PREMISES.

                  (i) Tenant agrees that at all times its use of electric power shall not exceed 600 amps and Tenant shall not use any electrical equipment which, in the opinion of Landlord reasonably exercised, will overload such installation or interfere with the use thereof by other tenants of the Building.

                  (ii) Landlord will provide a 600 amp electrical service for Tenant's intended use of the Demised Premises including office lighting, the operation of business machines and similar office uses.

                  (iii) Landlord, at its sole cost and expense, will install a submeter on the feed side of the automatic transfer switch (ATS) to measure the consumption of electricity within the Demised Premises. Landlord shall be reimbursed for Tenant's share of utility charges for electricity based upon actual electrical power consumed without any profit or mark-up to Landlord or its affiliates.

                  (iv) Tenant, at Tenant's cost and expense, shall purchase and install all light bulbs (including incandescent and fluorescent), starters and ballasts used in the Demised Premises.

                  (v) Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electricity furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building or for any other reason not attributable to Landlord.

            (e) CONDUITS, WIRING AND GENERATORS.

                  (i) Landlord has installed or will install and will maintain an emergency motor generator as more particularly detailed in Rider 1 attached hereto (the "Emergency Generator"). The Emergency Generator shall provide 150 kw of emergency power for Tenant's exclusive use in the Premises during the Lease Term. Tenant shall pay Landlord Additional Rent of $2,500 per month (or part thereof for partial months of the Lease Term) in consideration for Landlord's installation and maintenance of the Emergency Generator, which shall include industry standard preventative service and maintenance and regular testing under load.

                  (ii) Landlord shall, at its expense, bring all conduit and electrical wiring from the generator into Tenant's Demised Space. Landlord shall provide a panel box to service the Demised Premises. Tenant shall have the right, at its own cost, to bring fiber optic and other data/voice transmission lines and service lines to the Demised Premises.

      13. PROPERTY AND OTHER TAXES.

      In addition to the Annual Fixed Rent and other charges to be paid by Tenant hereunder, but without duplication of any Real Estate Taxes or Operating Costs payable by Tenant. Tenant shall reimburse Landlord, upon demand, for Tenant's Share of any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (1) upon, allocable to, or measured by the Rent payable hereunder, including without limitation, any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such Rent, or (2) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of all or any part of the Demised Premises; or (3) upon (i) the measured value of Tenant's personal property located in the Demised Premises or in any storeroom, garage or any other place in the Demised Premises or the Building, (ii) any and all fixtures and/or improvements in or to the Demised Premises which are owned by Tenant and/or constructed, installed and/or paid for by Tenant, it being the intention of Landlord and Tenant that, to the extent possible, any such taxes (real, personal or otherwise) shall be billed to and paid directly by Tenant. The parties will endeavor to cause the applicable taxing authority to itemize such taxes separately for the convenience of the parties but if unsuccessful, the Landlord shall reasonably itemize and allocate such taxes to be payable by Tenant. The Tenant shall pay all such taxes becoming due after the expiration of the Term of this Lease which are attributable to a portion of the term of this Lease. Any reimbursement referred to above shall be collected by Landlord as Additional Rent under this Lease.

      14. INDEMNIFICATION BY TENANT AND LANDLORD.

              (a) Subject to the waivers of subrogation required under Paragraph 15(d) hereof, Tenant shall indemnify Landlord, its affiliates, agents, officers, directors, contractors and employees and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon, at or about the Demised Premises from or out of the occupancy or use by Tenant of the Demised Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, lessees or concessionaires. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no liability for any consequential damages suffered by Landlord or by any party claiming through Landlord. Subject to Paragraph 31 and the waivers of subrogation required under Paragraph 15(b) hereof, Landlord shall indemnify Tenant for all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property at or about the Demised Premises arising solely from Landlord's gross negligence or willful misconduct. In case Landlord (including its agents, contractors and employees)shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant agrees to protect and hold Landlord harmless. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have no liability for any consequential damages suffered either by

Tenant or by any party claiming through Tenant. The indemnifications in this paragraph 14 shall survive the expiration or earlier termination of the Lease.

            (b) Tenant shall store its property in and shall occupy and operate in the Demised Premises and all other portions of the Demised Premises at its own risk, and hereby releases Landlord, its agents and employees from any claims for damages or injury to such property to the full extent permitted by law.

      15. INSURANCE.

            (a) At all times during the Term of this Lease and at any other time Tenant shall have access to the Demised Premises to ready the same for its occupancy, Tenant shall, at its own cost and expense, carry and maintain the following insurance with insurance carriers and in forms reasonably acceptable to Landlord:

                  (i) Comprehensive General Liability insurance coverage, for bodily injury, personal injury, property damage and contractual liability, with limits of not less than $1,000,000 combined single limit liability, per occurrence.

                  (ii) Excess Liability insurance in umbrella form with limits of not less than $4,000,000 single limit bodily injury and property damage liability, per occurrence.

                  (iii) "All Risk" coverage, including but not limited to, fire, vandalism, theft, with extended coverage, on Tenant's property and all improvements in the Demised Premises.

                  (iv) Worker's Compensation insurance in such amounts as may be required by law or regulation and employer's liability coverage in an amount not less than $1,000,000, per occurrence.

            (b) Every policy of insurance referred to in this Lease and each certificate therefor issued by the insurer shall (i) contain an express agreement by the insurer that no cancellation or nonrenewal in the coverage afforded under said policies will be effective until at least thirty (30) days' prior written notice of such cancellation, non-renewal, or reduction has been given by the insurer to Landlord; (ii) contain a standard mortgagee and loss payable clause in favor of any mortgagee designated by Landlord, and (iii) provide for a waiver of all rights of recovery by way of subrogation against

Landlord. Tenant shall promptly advise Landlord of any policy cancellation, reduction, non-renewal, or amendment.

            (c) If Tenant shall fail to maintain such insurance as is required by this Paragraph, Landlord may obtain such insurance, the amount of the premium or premiums paid by Landlord for such insurance shall be collectible as Additional Rent following delivery by Landlord of an invoice therefore.

            (d) Landlord shall at all times during the Lease Term carry fire and extended coverage insurance, and insurance against such other risks as Landlord considers reasonably appropriate, including the leasehold improvements, Building and Common Areas, but excluding Tenant's improvements, merchandise, trade fixtures, furnishings, equipment and personal property (collectively, "Tenant's Property"). Landlord's policy shall provide for a waiver of all rights of recovery by way of subrogation against Tenant.

      16. DAMAGE TO OR DESTRUCTION OF DEMISED PREMISES.

            (a) The parties agree that if the Demised Premises are partially or totally destroyed or damaged by fire or other hazard, Landlord shall repair and restore the Demised Premises, as soon as it is reasonably practicable, to substantially the same condition in which the Demised Premises were before such damage; provided however that Landlord shall not be obligated to repair or restore the Demised Premises, and at its option, may terminate this Lease by giving written notice to that effect to Tenant within sixty (60) days after such damage or destruction, if the estimated cost of said repairs and restorations to the Building is in excess of $1,000,000.

            (b) Landlord shall not be required to repair or restore any damage caused by an act or omission of Tenant, its agents, employees, customers, contractors, or licensees unless Landlord has received insurance proceeds in an amount sufficient to rebuild and restore the Demised Premises (notwithstanding said act or omission of Tenant, its agent, employee, customer, contractor or licensee) and so long as Tenant pays Landlord the amount of any deductible within Landlord's insurance coverage.

            (c) The Rent shall be abated proportionately during any period in which by reason of any such damage or destruction (according to the extent which the Tenant is unable to conduct its business), there is substantial interference with the Tenant's ability to operate its business in the Demised Premises, and such abatement shall continue for the period commencing with such destruction or damage and ending on the date which is fifteen (15) days following the substantial completion by Landlord of such work or repair as Landlord undertakes to do.

             (d) If repairs of the destruction or damage of the Demised Premises by fire or other hazard have not been substantially completed by Landlord within one hundred eighty (180) days after the date on which Landlord shall receive insurance proceeds therefore, or one hundred eighty (180) days from the date of said damage or destruction, whichever shall first occur, this Lease may be terminated by the Tenant so long as Tenant gives Landlord not less than ninety
(90) days written notice, which must be given within ten (10) days of the expiration of such period.

      17. EMINENT DOMAIN.

            (a) If any part of the Demised Premises is taken by any public authority under the power of eminent domain so as to render the remainder of the Demised Premises unusable as reasonably determined by Landlord, Tenant may, at its option, terminate this Lease on thirty (30) days' prior written notice to Landlord, given within sixty (60) days after the date on which Landlord receives notice of a proposed taking.

            (b) All damages awarded for such taking shall belong to and be the property of the Landlord, except that Tenant shall be entitled to receive and retain the amount specifically awarded to it for the taking of its fixtures and its leasehold improvements which have not become a part of the Building and its moving expenses. It is understood that in the event of the termination of this Lease pursuant to this Paragraph because of a taking by eminent domain, Tenant shall have no claim against the Landlord for the value of any unexpired term of its Lease.

      18. DEFAULT BY TENANT.

      The following occurrences shall constitute, and are referred to individually as an "Event of Default" and collectively as "Events of Default":

            (a) If Tenant shall fail to pay any installment of the Annual Fixed Rental or Additional Rent or any part thereof when the same shall become due and payable and such failure shall continue for ten (10) days following delivery by Landlord to Tenant of written notice of such failure to pay; provided, however, following Tenant's receipt of one (1) written notice from Landlord in any calendar year regarding past due amounts during such calendar year. Tenant shall not be entitled to any further notice of, and cure period with respect to, any subsequent past due payment of any installment of the Annual Fixed Rental or Additional Rent) during such calendar year; or

            (b) If Tenant shall make an assignment of all or a substantial portion of its assets for the benefit of creditors; or

            (c) If the leasehold estate hereby created in Tenant shall be taken by attachment, execution or by other process of law; or

            (d) If any petition shall be filed against Tenant in any Court, whether or not pursuant to any statute of United States or of any state, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, and Tenant shall thereafter be adjudicated bankrupt, or such petition shall be approved by the Court, or the Court shall assume jurisdiction of the subject matter and if such proceedings shall not be dismissed within ninety (90) days after the institution of the same, or if any petition shall be so filed by Tenant; or

            (e) If, in any proceedings, a receiver or trustee shall be appointed for Tenant's property and such receivership or trusteeship shall not be vacated or set aside within ninety (90) days after the appointment of such receiver or trustee; or

            (f) If Tenant shall fail to perform or observe any other requirement or condition of this Lease on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after mailing of written notice thereof from Landlord to Tenant or such longer period so long as Tenant diligently prosecutes the cure of such default; provided, however that in event shall such period exceed ninety (90) days;

            (g) If Tenant shall abandon the Demised Premises for sixty (60) consecutive days, it being understood that Tenant's mere vacating of the Demised Premises shall not constitute an Event of Default, providing Rents are being paid on a current basis;

      19. LANDLORD'S REMEDIES.

            (a) Upon the occurrence of an Event of Default, then Landlord, in addition to the other rights and remedies it may have at law or equity, shall have the right to immediately declare this Lease terminated, whereupon all of the right, title and interest of the Tenant hereunder shall wholly cease and expire. Tenant shall then quit, and surrender the Demised Premises to Landlord but Tenant shall remain liable to Landlord as hereinafter provided.

                  (i) If this Lease shall be terminated, Landlord or Landlord's agents or employees may immediately, either by summary process proceedings or by any suitable action or proceeding at law, enter and repossess the Demised Premises, together with all alterations, additions and improvements thereto, without being liable for indictment or prosecution for damages therefore. In the event of such re-entry and repossession, Landlord may store Tenant's property in a public warehouse or elsewhere at the sole cost to, and for the account of, Tenant.

                  (ii) If this Lease shall be terminated, all rents and other charges required to be paid up to the time of such termination, re-entry or dispossession, shall be paid by Tenant and Tenant shall also pay to Landlord all expenses which Landlord may then or thereafter incur for reasonable attorneys' fees and costs of suit, and brokerage commissions and all other costs paid or incurred by Landlord in repossessing the Demised Premises, restoring the Demised Premises to order and condition necessary to relet same, for reletting thereof and for any other item or cost which Landlord incurs as a result of Tenant's Event of Default..

                  (iii) If this Lease shall be terminated, Tenant nevertheless covenants and agrees, notwithstanding any entry or re-entry by Landlord whether by summary process proceedings, termination or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Rent and other charges due under the terms of this Lease, as if this Lease had not been terminated; but in the event the Demised Premises shall be relet by the Landlord, Tenant shall be entitled to a credit (but not in excess of the Rent or other charges reserved under the terms of this Lease) of the net amount of rent and additional rent received by Landlord, pursuant to such reletting, after deduction by

Landlord of all expenses and costs incurred by it. As an alternative, at the election of Landlord, Tenant shall pay to Landlord, as liquidated damages, such a sum as at the time of such termination represents the discounted present value (using prime rate listed at Fleet Bank) of the amount of the excess, if any, of the then present value of the total Fixed Rent and Additional Rent which would have accrued to Landlord under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant over and above the then present market rental value of the Demised Premises for the balance of the Lease Term or, if the Demised Premises have been relet to a non-affiliated third party, the discounted present value of the difference between the total Fixed Rent and Additional Rent payable under this Lease and the new lease. Suit or suits for the recovery of the deficiency of damages referred to in this Paragraph or for any installment or installments of Fixed Rent or Additional Rent hereunder, or for a sum equal to any such installment or installments, may be brought by Landlord at once or from time to time at Landlord's election, and nothing in this Lease shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired by limitation had there been no such default by Tenant or no such cancellation or termination.

            (b) All costs incurred by Landlord in collecting any amounts and damages owing by Tenant by reason of the occurrence of an Event of Default, or enforcing any provisions of this Lease, including court costs and reasonable attorneys fees, shall be recoverable by Landlord from Tenant.

            (c) No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

            (d) Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise.

            (e) TENANT, FOR ITSELF AND FOR ALL PERSONS CLAIMING THROUGH OR UNDER IT, HEREBY ACKNOWLEDGES THAT THIS LEASE CONSTITUTES A COMMERCIAL TRANSACTION AS SUCH TERM IS USED AND DEFINED IN SECTION 52-278 OF THE CONNECTICUT GENERAL STATUTES, AND HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS WHICH ARE OR MAY BE CONFERRED UPON TENANT BY SAID STATUTORY PROVISION TO ANY NOTICE OR HEARING PRIOR TO A PREJUDGMENT REMEDY.

            (f) In the event of any breach or threatened breach by Tenant or any persons claiming through or under Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

      20. SUBLEASE OR ASSIGNMENT.

            (a) Neither this Lease, nor the term and estate hereby granted, nor any part hereof or thereof, shall be subleased, assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant by operation of law or otherwise, and neither the Demised Premises, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant. Tenant shall have the right, with the prior consent of Landlord which consent shall not be unreasonably withheld, to assign this Lease or to sublet the Demised Premises or any portion thereof provided:

                  (i) Tenant shall furnish Landlord in writing with the name and business address of the proposed assignee or subtenant, a copy of the proposed terms of the assignment or subletting including the amounts to be paid by the assignee or subtenant, and reasonably satisfactory information with respect to the nature, character or the business and financial condition of the proposed assignee or subtenant. The proposed assignee or subtenant must, in the reasonable judgment of the Landlord, be of a character, engage in a business and maintain a financial condition which is in keeping with the standards of Landlord for the Building and the Park.

                  (ii) The purposes for which the proposed assignee or subtenant intends to use the Demised Premises are expressly permitted by this Lease;

                  (iii) No subletting shall be for a term (including renewals, if any), ending later than one day prior to the Expiration Date of this Lease;

                  (iv) No Event of Default shall have occurred and be continuing either at the time that Landlord's consent to any assignment or subletting is required or on (i) the proposed effective date of the assignment or sublease, or
(ii) the date of the commencement of the term of the assignment or sublease;

                  (v) Tenant agrees to pay Landlord, in consideration for Landlord's consent to the assignment or sublease, fifty percent (50%) of any profits on such sublease or assignment. For purposes of this provision, "profit" shall be the difference between (i) all payments made by a subtenant or assignee to Tenant as rent or otherwise under or in connection with the sublet or assignment after deduction of customary broker commissions, tenant improvements tenant improvement allowances and attorneys' fees incurred by Tenant, and (ii) the Fixed Annual Rent and Additional Rent payable with respect to the space affected by the sublet or assignment;

                  (vi) Tenant agrees to pay to Landlord an amount that will reimburse Landlord for reasonable legal fees actually incurred by it to engage outside counsel to assist it in reviewing and approving the proposed assignment or subletting not to exceed $2,500; and

                  (vii) Tenant shall deliver to Landlord an executed copy of each assignment or subletting agreement as may be authorized by this Paragraph within ten (10) days following the execution of any such agreement.

            (b) Upon receipt of Tenant's notice regarding a proposed subletting of all or substantially all of the Demised Premises or an assignment of this Lease, Landlord shall have the right, to be exercised by giving written notice to the Tenant within thirty (30) days after such receipt, to recapture the space described in the Tenant's notice.

Such recapture notice shall terminate this Lease with respect to the space therein described as of the date stated in Tenant's request notice. If the Tenant's request notice shall cover all of the Demised Premises and the Landlord shall give the recapture notice with respect thereto, the Term of this Lease shall end on the date stated in the Tenant's request notice as if that date were the Expiration Date. If this Lease be so terminated with respect to less than the entire Demised Premises, the Rent (including, without limitation, the "Tenant's Share" and the $2,500/month generator cost) shall be proportionately adjusted on the basis of the number of square feet retained by Tenant.

            (c) No assignment, subletting or occupancy shall be deemed a waiver of the provisions in this Paragraph or a release of Tenant from the full performance by Tenant of all of the terms, conditions and covenants of this Lease. Each assignee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Fixed Annual Rent and Additional Rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term of this Lease. Each sublease shall be subject and subordinate to this Lease and any then or future modifications thereof.

            (d) Anything in this Paragraph to the contrary notwithstanding, the prior written consent of Landlord shall not be required (and Landlord shall have no recapture rights) with respect to an assignment of this Lease or a sublease of part or all of the Demised Premises to an entity controlled by, controlling or under common control with Tenant ("Tenant Affiliate"). For this purpose "control" shall mean the possession of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of a sufficient percentage of voting securities, by contract or otherwise. In connection with an assignment or sublease under this subparagraph
(d), Tenant shall give notice to Landlord at least ten (10) days prior to the transaction and shall provide Landlord with such information as may be reasonably requested by Landlord in order to establish the relationship of the Tenant Affiliate. Notwithstanding the foregoing, the prior written consent of Landlord shall not be required (and Landlord shall have no recapture right) with respect to any transaction entered into by Tenant with an entity into or with which Tenant is merged or consolidated or with an entity to which all or substantially all of Tenant's assets or stock are transferred or in connection with a public or private offering of debt or equity with respect to Tenant; provided, however, that any such successor entity has a financial condition equal to or greater than Tenant as of the date hereof, as evidenced by current financial statements provided by the successor entity at the time of the proposed assignment.

      21. ENVIRONMENTAL MATTERS.

            (a) Tenant shall not cause or permit its agents, employees, contractors licensees, invitees, subtenants or other occupants of the Demised Premises to store, use, possess, dispose or release or threaten to release Hazardous Substance in, on or from any portion of the Demised Premises, Building or Park in violation of Legal Requirements.

            (b) Tenant shall not cause or permit, on behalf of itself or its agents, employees, contractors, licensees, invitees, subtenants or other occupants of the Demised Premises, any violation of any Environmental Laws.

            (c) Tenant shall indemnify, defend and hold harmless Landlord, any property manager(s) engaged by Landlord, their successors and assigns, each of their affiliates, parents and subsidiaries, and all partners, trustees, shareholders, agents, directors, officers and employees of any of the foregoing from and against any and all claims, demands, penalties, fines, liabilities, settlements, suits, damages, losses, injuries, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, including, without limitation, reasonable attorneys' and consultants' fees and disbursements and investigation and laboratory fees arising out of, and in any way related to: (i) the storage, use, possession, presence, disposal, release, or threat of release of any Hazardous Substance as a result of any act or omission of Tenant, its agents, employees, contractors, licensees, invitees, subtenants or other occupants of the Demised Premises, in, on, from or affecting the Building; (ii) any personal injury (including, without limitation, wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Substance; (iii) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Substance; and/or any intentional or unintentional act or omission on the part of Tenant, its agents, employees, contractors, licensees, invitees, subtenants or other occupants of the Demised Premises which violate any Environmental Laws.

            (d) "Hazardous Substance" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the municipality in which the Demised Premises are located, the U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the Food and Drug Administration, and any state agencies that have overlapping jurisdiction with such federal agencies, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment.

            (e) "Environmental Laws" shall mean all federal, state and local environmental laws; regulations and codes.

            (f) The covenants and indemnity in this Paragraph shall survive the expiration or earlier termination of this Lease.

            (g) Landlord represents to Tenant that it has not received notice that the Building and the Demised Premises do not comply with Environmental Laws as of the date hereof. Landlord represents to its best knowledge and belief that the Building and the Demised Premises do not contain asbestos.

      22. ATTORNMENT.

            Tenant shall attorn to and recognize the purchase, transfer or assignment of Landlord's interest in the Demised Premises and in the event of any proceeding brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord, Tenant shall attorn to and recognize such purchaser, transferee, or assignee as Landlord under this Lease for the balance then remaining of the Lease, subject to all of the terms of this Lease.

      23. SUBORDINATION.

      All rights of Tenant hereunder shall be subject and subordinate in all respect to (a) all present and/or future ground leases, overriding leases and underlying leases, (b) all mortgages and building loan agreements, including leasehold mortgages and building loan agreements, which may now or hereafter affect the Building and/or the Demised Premises, in whole or in part, (hereinafter referred to individually as a "SUPERIOR MORTGAGE" and collectively as "SUPERIOR MORTGAGES") whether or not the Superior Mortgages shall also cover other lands and/or buildings, and (c) each and every advance made or hereafter to be made under the Superior Mortgages and to all renewals, modifications, replacements, substitutions and extensions of the Superior Mortgages. The provisions of this Section 23 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, or the holder of a Superior Mortgage or any of their respective successors in interest may request to evidence such subordination and attornment, and Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant. Landlord shall (i) obtain a Non-Disturbance Agreement in favor of Tenant from the landlord under the ground lease to which the Building is subject, and the present holder of the Superior Mortgage, if any, and (ii) use commercially reasonable efforts to obtain a Non-Disturbance Agreement in favor of Tenant, from future holders of Superior Mortgages, which in all events shall be in such Superior Mortgagee's standard forms. In the case of future holders of Superior Mortgages, "commercially reasonable efforts" shall not include payment of consideration to such Superior Mortgagee's and Landlord's failure to obtain such a Non-Disturbance Agreement shall not constitute a default by Landlord under this Lease.

      24. SURRENDER.

            (a) On the last day of the Term, or upon any earlier termination of this Lease, or upon any permitted re-entry by Landlord upon the Demised Premises, Tenant shall, at its own expense, quit and surrender the Demised Premises to Landlord broom clean, in good order, condition and repair except for ordinary wear, tear and damage by fire or other insured casualty and together with all improvements (subject to paragraph 11(d) herein) which have been made upon the Demised Premises. Subject to Paragraph 11(d) Tenant shall remove from the Demised Premises and the Building all of Tenant's personal property, including, without limitation all furniture, trade fixtures and equipment and all personal property and personal effects of all persons claiming through or under Tenant shall pay the cost of repairing all damage to the Demised Premises and the Building occasioned by such removal and shall deliver all keys and pass cards to Landlord.

            (b) After the expiration of the Term, or any extension thereof, if Tenant shall continue in possession thereafter, such possession shall be on a month-to-month basis upon the same terms of this lease, but Fixed Rent shall be:
(i)one hundred fifty percent (150%) of the Fixed Rent paid during the preceding expired Term for the period beginning with the first (1st) day and continuing through the thirtieth (30th) day of such continued possession; (ii) one hundred seventy-five percent (175) of the Fixed Rent paid during the preceding expired Term for the period beginning on the thirty-first (31st) day and continuing through the sixtieth (60th) day of such continued possession; and (iii) two hundred percent (200%) of the Fixed Rent paid during the preceding expired Term for the period beginning on the sixty-first (61st) day of such continued possession and continuing through and including the date upon which Landlord regains possession of the Demised. Nothing contained herein shall be construed as a consent by the Landlord to a holdover by Tenant.

            (d) Tenant's obligations under this Paragraph 24 shall survive the Expiration Date or sooner termination of this Lease.

      25. CERTIFICATES.

            Within fifteen (15) days after request by Landlord for any legitimate business reason, Tenant from time to time and without charge, shall deliver to Landlord or to a person, firm or corporation, specified by Landlord, a duly executed and acknowledged instrument, indicating:

            (a) whether this Lease is in full force and effect, or if not in full force and effect, the reasons therefore; and

            (b) whether Tenant knows or does not know, as the case may be, of any default by Landlord in the performance by Landlord of the terms, covenants and conditions of this Lease, and specifying the nature of such defaults, if any:

            (c) whether or not there are any then existing setoffs or defenses by Tenant to the enforcement of this Lease, and if so, specifying same; and

            (d) the date to which the Annual Fixed Rent and Additional Rent have been paid. Such certification shall stop Tenant from thereafter asserting any existing default of which Tenant had knowledge as of the date of the certification.

      26. LANDLORD'S RIGHT OF ACCESS TO DEMISED PREMISES.

            (a) Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and to perform any acts related to the safety, protection or preservation of the Demised Premises or the Building.

            (b) At other reasonable times, after giving reasonable notice to Tenant, Landlord may enter the Demised Premises to examine them and make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the Demised Premises or to any other portion of the Building, or for the purpose of complying with laws, regulations and other requirements of governmental authorities. Tenant shall permit Landlord to use, maintain and replace pipes, wires, conduits and like installations and to install new concealed pipes, wires, conduits, and like installations in and through the Demised Premises. Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into the Demised Premises and close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities without such interference constituting an eviction. Except as otherwise set forth in subsection (e) below, Tenant shall not be entitled to any damages by reason of loss or interruption of business or otherwise during such periods.

            (c) Throughout the Term, after giving reasonable notice to Tenant, Landlord shall also have the right to enter the Demised Premises at reasonable hours for the purposes of showing the same to prospective purchasers or mortgagees of the

Building, and during the last six (6) months of the Lease Term for the purpose of showing the same to prospective tenants.

            (d) If Tenant is not present to open and permit an entry into the Demised Premises upon reasonable notice from Landlord (except in an emergency), as provided under this Paragraph 26, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible, by master key or forcibly, provided reasonable care is exercised to safeguard Tenant's property. Such entry shall not render Landlord or its agents liable for the entry, nor in any event shall the obligations of Tenant under this Lease be affected.

            (e) During any time that Landlord is accessing the Demised Premises as permitted hereunder, Landlord shall use reasonable efforts to minimize any interference with Tenant's use, occupancy and business conducted at the Demised Premises.

      27. ADDITIONAL RIGHTS RESERVED TO LANDLORD.

            Subject to the other provisions of this Lease, Landlord shall have the following additional rights exercisable without notice and without liability to Tenant for damage or injury to property, person or business, all claims for damage being hereby released, and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoffs, or abatement of Rent:

            (a) To make such changes in the Building, including the Building equipment and systems, as well as to change the arrangement and/or location of any cafeteria, conference facility, mechanical rooms, public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, parking areas or other parts of the Building as Landlord may deem necessary or desirable, and to change the name, number or designation by which the Building may be known; provided that (i) Landlord will repair any structural damage caused to the Demised Premises, and (ii) any such changes shall not unreasonably deprive Tenant of a reasonable means of access to the Demised Premises or interfere with the use of the Demised Premises for an unreasonable length of time.

            (b) To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to a watchman by registration or otherwise and to establish their right to enter or leave Building.

            (c) To approve the weight, size and location of safes, computers and other heavy articles in and about the Demised Premises and the Building. Such approval shall not be unreasonably withheld.

            (d) To do or permit to be done any work in or about the Demised Premises or the Building or any adjacent or nearby building, street, parking area, land or alley. Except in the case of an emergency, Landlord shall use reasonable efforts to minimize any interference with Tenant's use, occupancy and business conducted at the Demised Premises.

            (e) To grant to anyone the exclusive right to conduct any business or render any services in the Building provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted by Paragraph 7 or 8.

            (f) To close the Building for repairs, improvements, maintenance, and in the case of emergencies, at any such reasonable times after Normal Business Hours as Landlord may determine in its reasonable discretion, subject, however, to Tenant's right to admittance under such rules and regulations as shall be prescribed from time to time by Landlord.

            (g) To install, operate, maintain, and employ any security devices, systems and services in the Building and to include in the Operating Costs the cost of installing, employing, operating, and maintaining such devices, services and systems.

            (h) To change the name or street address of the Building.

            (i) To install and maintain a sign or signs on the interior or exterior of the Building; provided, however, that Landlord shall not obstruct any windows in the Demised Premises.

            (j) To have access for the Landlord and other tenants of the Building to any mail chutes located on the Demised Premises according to the rules of the United States Post Office.

            (k) To retain at all times pass keys and security or alarm system access cards, keys or codes to or for the Demised Premises.

            (l) To exhibit the Demised Premises to others subject to Paragraph 26 hereof and to display "For Rent" signs on the Demised Premises during the last six (6) months of the Term of the Lease.

            (m) To take any and all measures, including inspections, repairs, alterations, decoration, additions and improvements to the Demised Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Demised Premises or the Building or the Landlord's interests, or as may be necessary or desirable in the operation of the Building.

            (n) The Landlord may enter upon the Demised Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed liable for an eviction or disturbance of the Tenant's use or possession and without being liable in any manner to the Tenant and without abatement of rent or affecting any of the Tenant's obligations hereunder provided that Landlord shall use reasonable efforts to minimize any interference with Tenant's use, occupancy and business conducted in the Demised Premises.

            (o) Should any mortgage require a modification or modifications of this Lease, which modification or modifications will not bring about any increased cost or expense to Tenant or in any other way materially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease will be so modified.

            (p) The Landlord's title or interest is and always shall be paramount to the interest of the Tenant, and nothing herein contained shall empower the Tenant to do any act which can, shall or may encumber such title or interest.

            (q) Upon reasonable prior notice to Tenant, to perform any act, obligation or other commitment reasonably required of or by Tenant which Tenant has not performed for any reason whatsoever, and to charge Tenant as Additional Rent all reasonable costs and expenses incurred by Landlord for such performances.

      28. SAFE ENVIRONMENT.

            Landlord considers the safety of all Park employees a matter of utmost importance. It is essential that all employees of Tenant conduct themselves in a manner that would not impact their safety or the safety of others or cause damage to the Park's buildings or grounds. Accordingly, Tenant is responsible for ensuring its employees, agents, invitees, licensees:

      - Adhere to rules regarding driving patterns, including but not limited to, speed limits and one-way passageways.

      - Adhere to the Park cardkey reader policy. Loaning of Park cardkey badges or admittance of unauthorized visitors into a building by an employee is strictly prohibited.

      - Notify Landlord when contractors have been employed by Tenant for use on the site.

      - Without limiting any of Tenant's rights pursuant to Paragraph 46, notify and seek permission of Landlord prior to erecting or using satellite dishes.

      - Notify Landlord of any situation that may endanger or cause harm to employees of the Park.

Tenant warrants and covenants to use reasonable efforts to ensure compliance by all of its employees and will take immediate corrective action if notified of a breach by Landlord.

      29. NOTICE.

            Any notice, demand or request required or agreed to be given under this Lease by either party shall be sufficiently given when mailed by certified mail, return receipt requested or by a nationally recognized overnight delivery service, addressed to the party to be notified as follows:

      TO LANDLORD:

            RIVER BEND EXECUTIVE CENTER, INC.
            c/o Ralph Michel
            Vice President
            One Omega Drive
            P.O. Box 4047
            Stamford, CT  06907

      TO TENANT:

            Levin Management Co., Inc.
            One Rockefeller Plaza
            19th Floor
            New York, NY  10020
            Attention: Mr. Glenn Aigen

      with an informational copy to:

            Willkie Farr & Gallagher
            787 Seventh Avenue
            New York, NY  10019

            Attention:  Douglas Ulene, Esq.

      30. QUIET ENJOYMENT

            Landlord covenants that upon Tenant performing and observing all of Tenant's obligations under the Lease, Tenant may quietly enjoy the Demised Premises for the Lease Term.

      31. WAIVER OF LIABILITY.

            Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Landlord in the Park (subject to prior rights of any mortgagees of the Park (or any portion thereof) for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease, and no other assets of Landlord or any stockholder, partner, principal, investor, officer or director shall be subject to levy, execution, attachment or other procedure for the satisfaction of the Tenant's remedies.

      The obligations of Landlord or Tenant hereunder do not constitute personal obligations of any officer, director, partner, owner, stockholder, or employee of Landlord or Tenant.

      32. NO REPRESENTATIONS.

            Neither Landlord nor Landlord's agents has made any representation, warranty or promise with respect to the Demised Premises or the Building in which they are a part except as herein expressly set forth.

      33. OCCUPANCY.

            Landlord reserves the right to establish reasonable rules and regulations with regard to the occupancy and usage of the Demised Premises, which shall be limited to the manner and schedule of maintaining the Building, and Tenant agrees to abide by all such rules and regulations; provided, however, that in no event shall any such rules or regulations increase Tenant's financial obligations, or decrease Tenant's rights, under this Lease in any material respect.. Landlord shall use commercially reasonable efforts to apply and enforce such rules and regulations uniformly as to all tenants and other occupants of the Building.

      34. SUCCESSORS AND ASSIGNS.

            This Lease is binding on the parties, their heirs, successors and assigns, except as otherwise provided herein.

      35. ENTIRE AGREEMENT.

            This Lease contains the entire agreement between the parties and it may not be changed orally or by any agreement between the parties unless in writing, signed and acknowledged by the parties or their successors.

      36. INVALIDATION OF PARTICULAR PROVISIONS.

            If any term or provision of this Lease shall be invalid or unenforceable, the remainder of the Lease shall not be affected and shall be valid and enforceable to the extent permitted by law.

      37. NOTICE OF LEASE; NO RECORDING.

            The parties agree that neither party hereto will execute a Notice of Lease or record this Lease.

      38. JANITORIAL SERVICES.

            Tenant is responsible for its own janitorial services.

      39. MOVING-IN, MOVING-OUT OR RELOCATING WITHIN THE BUILDING.

            (a) At least two (2) weeks prior to Tenant moving-in, moving out or relocating within the building or any sublessee, assignee, agents, servants, employees or invitees moving-in, moving-out or relocating within the Building, Tenant must notify Landlord of the time of any such move and obtain Landlord's written approval. No move-in, move-out or relocation may occur unless coordinated with Landlord. Subject to the other provisions of this Lease, (including, without limitation, the waivers of subrogation required under Paragraph 15(d) hereof). Tenant indemnifies Landlord from all costs and expenses and any damage to the Building caused by Tenant or any of its contractors, licensees, agents, servants or employees during such move.

            (b) Tenant acknowledges that Landlord has previously granted the existing second floor tenant, Lava Trading, Inc., the exclusive use of the existing elevator serving the Building, on the condition, however, that other tenants on the second floor of the Building shall be permitted to use said elevator for the purposes of moving in and moving out of the Building; provided that Landlord gives Lava Trading, Inc. at least forty-eight (48) hours prior notice of such proposed use and the use is limited to Normal Business Hours unless Laving Trading, Inc. agrees otherwise.

            (c) In the event of an emergency necessitating the relocation of the Tenant's primary office to the Demised Premises, Landlord shall use commercially reasonable efforts to reach an accommodation with Lava Trading for Tenant's use of the existing elevator as a means of access and egress to the Demised Premises by handicapped persons.

      40. NO WAIVER TO LANDLORD.

            The failure of Landlord to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. Unless otherwise expressly provided herein, this Lease cannot be changed or terminated except in writing.

      41. WAIVER OF TRIAL BY JURY.

            (a) Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Demised Premises, and any statutory remedy.

            (b) In the event Landlord commences any summary proceeding or other action for breach of this lease, Tenant covenants and agrees that it will not interpose any counterclaim of whatsoever nature or description in any such proceeding unless required to do so to avoid waiving such counterclaim. The foregoing shall not be construed to prevent Tenant from interposing defenses in such action or instituting a separate action for damages.

      42. INTEGRATION OF AGREEMENT AND AMENDMENTS.

      This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force or effect. If any term or provision of this Lease shall be invalid or unenforceable, the remaining terms and provisions hereof shall not be affected thereby. This Lease shall not be amended except by a writing executed by landlord and Tenant.

      43. GOVERNING LAW.

            This Lease shall be construed and enforced in accordance with the laws of the State of Connecticut without giving effect to any choice or conflict of laws principles.

      44. COUNTERPARTS.

            This Lease may be executed in counterparts, it being agreed that such counterparts taken together shall constitute one and the same agreement.

      45. ROOF-TOP COMMUNICATION EQUIPMENT.

            (a) Tenant may install one (1) small satellite antennae or dish on the roof of the Building in accordance with the terms of this Section 45 (the "COMMUNICATIONS EQUIPMENT"), provided that (i) Tenant satisfies in full at Tenant's expense the requirements of Section 11(b) and all applicable requirements of governmental authorities relating thereto; (ii) such installation does not interfere with the Building systems or structure, the existing communications equipment or areas reserved for communications equipment of other tenants of the Building or the use and enjoyment of the Building by such tenants; (iii) the Communications Equipment is located in an area designated by Landlord, is not visible from the street and does not, in Landlord's reasonable judgment, adversely affect the aesthetics of the Building;
(iv) the Communications Equipment is for the sole benefit of the Demised Premises and (v) Tenant shall be responsible, at its expense, for the installation, maintenance and removal of the Communications Equipment. All expenses incurred in connection with the installation, maintenance and removal of the Communications Equipment (including Landlord's reasonable engineering costs, if necessary, to ensure protection of the Building) shall be Tenant's sole responsibility. All installations shall be coordinated with the Landlord's property manager and shall comply with applicable roof warranties, if any.

            (b). At Landlord's request Tenant, at Tenant's expense, shall relocate the Communications Equipment to other areas of, and temporarily remove such equipment from, the roof if reasonably necessary to accommodate Landlord's use and maintenance of the roof and the installation of other communications equipment thereon. In the event Landlord should determine or be advised that the operation of the

Communications Equipment should unreasonably interfere with the use and operation of any other communication or electrical equipment at the Building, then Tenant shall promptly cause such interference to cease immediately and if Tenant is unable to operate the Communications Equipment in a manner which eliminates such interference, then Landlord may terminate the use of the Communications Equipment immediately upon delivery of notice of such termination to Tenant.

            (c). Tenant shall be solely responsible for, and shall pay as Additional Rent, any damage to, or maintenance or restoration of, the Building (including, without limitation, the roof) and its systems, and equipment located on the roof caused by the installation, maintenance or removal of the Communications Equipment. This provision shall survive the termination of the Lease.

            (d). Landlord shall provide Tenant with reasonable access to the roof during normal business hours to allow Tenant to install, maintain, repair, relocate and replace the Communications Equipment. Such access shall be coordinated with Landlord's property manager who may require that a representative of the property manager be present at all times that Tenant is afforded access for the foregoing purposes.

      45. INSTALLATION OF ELEVATOR.

            (a) During the Lease Term , Tenant may, at its option, request that Landlord install an elevator to provide direct access and egress to the Demised Premises. Tenant `s request shall be in writing and delivered to Landlord not later than three hundred sixty (360) days prior to the Expiration Date of the Lease Term . Upon delivery of Tenant's notice, Landlord shall use commercially reasonable and diligent efforts to install the elevator. The plans and specifications of the elevator shall be determined by Landlord in its sole and absolute discretion.

            (b) In the event that Tenant requests the installation of the elevator during the first five (5) years of the Lease Term, Tenant shall contribute the fifty percent (50%) of the total costs of installation (the "Tenant Contribution"), provided, however that such amount shall not exceed $50,000. The Tenant Contribution shall be paid to Landlord in its entirety upon completion of the installation of the elevator.

            (c) In the event that Tenant requests the installation of the elevator following fifth (5th) year of the Lease Term, the Tenant Contribution shall be as follows:

                  (i) Forty percent (40%) of the total costs of installation, not to exceed $40,000, if requested in Lease Year 6;

                  (ii) Thirty percent (30%) of the total costs of installation, not to exceed $30,000, if requested in Lease Year 7;

                  (iii) Twenty percent (20%) of the total costs of installation, not to exceed $20,000, if requested in Lease Year 8; and

                  (iv) Ten percent (10%) of the total costs of installation, not to exceed $10,000, if requested in Lease Year 9.

            (d) Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant's business caused by the installation of the elevator. Landlord shall install the elevator in such a place so as to reasonable minimize interference with Tenant's use of the Demised Premises.

            This Lease has been executed as follows:

      In Witness Whereof:

                                    LANDLORD

                                    RIVER BEND EXECUTIVE  CENTER, INC.


                                    By /s/ Ralph Michel
                                      -----------------------------
                                      Ralph Michel
                                      Its Vice President,
                                      Duly Authorized


                                    TENANT

                                    LEVIN MANAGEMENT CO., INC.

                                    By /s/ Glenn A. Aigen
                                      -----------------------------
                                      Its  CFO,
                                      Duly Authorized

State of Connecticut    )
                        ) ss:  Stamford
County of Fairfield     )

            Personally appeared Ralph Michel being the Vice President of River Bend Executive Center, Inc., signer and sealer of the foregoing instrument, who acknowledged the same to be his free act and deed and the free act and deed of River Bend Executive Center, Inc. before me.



                                          -----------------------------
                                          Notary Public/
                                          Commissioner of the Superior Court
                                          My commission expires

State of Connecticut    )
                        ) ss:
County of Fairfield     )

            Personally appeared                             being
of                                     signer and sealer of the foregoing
instrument, who acknowledged the same to be his free act and deed and the free act and deed of before me.



                                          ----------------------------
                                          Notary Public/
                                          Commissioner of the Superior Court
                                          My commission expires

                                    EXHIBIT A
                                DEMISED PREMISES

                                   RIDER NO. 1

                             LEASEHOLD IMPROVEMENTS

      This Rider is made and entered into by and between Landlord and Tenant as of the date set forth in the Lease between Landlord and Tenant to which this Rider is attached (the "Lease"). The promises, covenants, agreements and declarations made and set forth, herein are intended to and shall have the same force and effect as if set forth at length in the body of the Lease. To the extent that the provisions of this Rider are inconsistent with the terms and conditions of the Lease, the provisions of this Rider shall control.

      LANDLORD'S WORK

      Landlord's Work shall consist of:

      1. Landlord shall, at its expense, install a 600 Amp ATS dedicated to Tenant's use and interconnect same with full capacity feeders from the existing generator and normal utility service.

      2. Landlord shall configure generator controls so that the generator will start and stop via the ATS. .

      3. Landlord shall provide an electrical submeter on the feed side of the ATS.

      4. Landlord shall install a 600 Amp main distribution panel and feeder back to the load side of the ATS. Said panel shall have 3-pole branch devices to serve the new 25 ton HVAC Unit, the two (2) existing circuit breaker panels and at least two (2) 3-pole spares. If the panel is circuit breaker type, it shall be configured to accept 225 Amp frame breakers. Tenant shall be solely responsible for the separation of the two (2) existing panels that feed the Demised Premises and the wiring of said panels to the 600 Amp generator panel.

      5. Landlord will install a new 25-ton roof-top HVAC unit servicing the Demised Premises, complete with all electrical and gas connections and one (1) thermostat for control of the unit. Landlord shall connect the HVAC unit to the existing ductwork serving the Demised Premises.

      TENANT IMPROVEMENTS.

      1. Except for Landlord's Work, Tenant shall be responsible for the construction of all improvements (the "Tenant Improvements") to the Demised Premises in connection with its occupancy thereof.

      2. Prior to the commencement of any alterations, additions, improvements or installations in or to the Demised Premises ("Alterations"), Tenant shall submit to Landlord plans and specifications therefore, as well as the identity of any proposed contractors, subcontractors or workmen for said Alterations. Said plans, specifications, contractors, subcontractors and workmen must be approved in writing by Landlord, such approval not to be unreasonably withheld, before such Alterations may be commenced. In the exercise of such approval, Landlord may verify that the plans and specifications are of equal standard and quality as similar alterations in the Park.

      3. Once approved, the Plans and Specifications are hereby incorporated as an exhibit to this Rider No. 1.

      4. All changes to the Plans and Specifications are subject to Landlord's approval not to be unreasonably withheld or delayed.

      5. Landlord has agreed to contribute to the cost of the Tenant Improvements in an amount not to exceed $48,220 which is based upon $10.00 per rentable square foot (the "Improvement Allowance"). The Improvement Allowance shall be used solely for the Tenant Improvements (including, ,but not limited to, the purchase and installation of Supplementary AC and related wiring and cabling) and shall exclude equipment and movable personal property.

      6. Landlord shall pay the Improvement Allowance upon completion of the construction of the Tenant Improvements.

      7. As a condition to Landlord's payment of the Improvement Allowance, Tenant shall submit the following to Landlord at the time it makes any request for a payment of the Construction Allowance to Tenant:

            (i) a copy of the contract or contracts pursuant to which payment is being requested;

            (ii) a copy of all invoices from Tenant's contractors and proof of Tenant's payment thereof in full; (iii) a certification from Tenant's architect construction manager, general contractor or other project manager that the work described in the invoice has been satisfactorily performed; and

            (iv)  mechanics' lien waivers from Tenant's contractors.

      8. Tenant shall be solely responsible for all costs incurred by Tenant, in connection with the Tenant Improvements in excess of the Improvement Allowance.

      9. At the conclusion of construction, Tenant shall deliver to Landlord, final plans and a certificate of occupancy and mechanics' lien waivers with respect to the Tenant Improvements.

                                   RIDER NO. 3

                          UNCONDITIONAL LEASE GUARANTY

      In consideration of the agreement of_________________________, LLC ("LANDLORD"), to enter into a certain lease for the premises located at ___________________________ (the "LEASE") dated ________, 200___, with
__________________, a ____________________________, ("TENANT")
______________________________, an individual residing at
_________________________ ("GUARANTOR") hereby guarantees to Landlord, its successors and assigns, the full sum and timely payment of all installments of rent and other sums due to Landlord under the Lease and the full and timely performance of all the conditions, provisions and covenants to be performed by Tenant under the Lease. Guarantor agrees that Landlord shall not be first required to seek or obtain a judgment against Tenant, or institute any proceeding or take any other action with respect to Tenant, before Landlord can enforce its rights under this Guaranty.

      1. GUARANTY. Guarantor guarantees that all sums stated in the Lease to be payable by Tenant will be promptly paid in full when due, whether at maturity, by acceleration or otherwise, in accordance with the provisions thereof, and that Tenant will perform and observe each and every covenant, agreement, term and condition in the Lease to be performed or observed by Tenant. Unless otherwise set forth herein, terms used herein and not defined shall have the meanings ascribed to them in the Lease.

      2. ABSOLUTE NATURE; COSTS OF COLLECTION. This Guaranty shall be irrevocable, absolute and unconditional, and if for any reason any such sums due under the Lease or any part thereof, shall not be paid promptly when due, Guarantor will immediately pay the same to Landlord pursuant to and in accordance with the provisions of the Lease, regardless of whether Landlord shall have taken any steps to enforce any rights against Tenant or any other person to collect such sum, or any part thereof; . Guarantor shall also pay to Landlord such further amount as shall be sufficient to cover the cost and expense of collecting such sums, or part thereof, or of otherwise enforcing the Lease or this Guaranty, including without limitation, in any case, reasonable counsel fees, court costs and other litigation expenses. Upon Tenant's failure to perform or observe any covenant, agreement, term or condition in the Lease to be performed or observed by Tenant, Guarantor will promptly perform and observe the same or cause the same promptly to be performed or observed.

      3. NO RELEASE; BANKRUPTCY.

            (a) The obligations, covenants, agreements and duties of Guarantor under this Guaranty shall in no way be released, affected or impaired by reason of the happening from time to time of any of the following which may occur without notice to or the consent of Guarantor:

                  (i) the waiver by Landlord of the performance or observance by Tenant or Guarantor of any of the agreements, covenants, terms of conditions contained in the Lease or this Guaranty;

                  (ii) the extension, in whole or in part, of the time for payment by Tenant or Guarantor of any sums owing or payable under the Lease or this Guaranty, or of any other sums or obligations under or arising out of or on account of the Lease or this Guaranty, or the extension or renewal of the Lease or this Guaranty;

                  (iii) any assignment of the Lease or subletting of the premises demised thereunder or any part thereof;

                  (iv) the modification or amendment of any of the obligations of Tenant or Guarantor under the Lease or this Guaranty;

                  (v) any failure, omission or delay on the part of Landlord to enforce, assert or exercise any right, power or remedy conferred on or available to it in or by the Lease or this Guaranty, or any action on the part of Landlord granting indulgence or extension in any form whatsoever;

                  (vi) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, Tenant or any of its assets, or the rejection or disaffirmance of the Lease by Tenant or Tenant's trustee in any such proceeding;

                  (vii) the release of Tenant or Guarantor from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease or this Guaranty by operation of law; or

                  (viii) the inability of Landlord to enforce any provision of the Lease against Tenant for any reason.

            (b) Landlord's recovery against Guarantor hereunder shall not be affected by the amount of any allowable claim in a bankruptcy proceeding involving Tenant or any other proceeding of the type described in subparagraph
(a)(vi) herein and involving Tenant.

      4. ADEQUATE CONSIDERATION. Guarantor hereby represents and acknowledges that:

            (a) Guarantor owns a significant equity interest in Tenant;

            (b) Guarantor will receive a direct benefit from the Lease;

            (c) Landlord would not enter into the Lease without the delivery of this Guaranty; and

            (d) Landlord's willingness to enter into the Lease with Tenant represents valuable and sufficient consideration for the delivery of this Guaranty.

      5. MISCELLANEOUS.

            (a) This Guaranty may not be modified or amended, except by a written agreement duly executed by Guarantor and Landlord.

            (b) All of Guarantor's obligations under this Guaranty are independent of the obligations of Tenant under the Lease and that a separate action may be brought against Guarantor, whether or not an action is commenced against Tenant under the Lease.

            (c) This Guaranty shall be governed by Connecticut law without regard to its conflicts of laws principals. In the event it becomes necessary for the Landlord to enforce this Guaranty by legal action, Guarantor hereby agrees that jurisdiction and venue of such action shall be in Fairfield County, Connecticut and Guarantor hereby irrevocably and unconditionally submits itself to the jurisdiction of the courts of the State of Connecticut in connection therewith.

            (d) This Guaranty shall bind and inure to the benefit of successors and assigns of Landlord and Guarantor.

            (e) GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY. GUARANTOR HEREBY ACKNOWLEDGES THAT THIS GUARANTY CONSTITUTES A "COMMERCIAL TRANSACTION", AS SUCH TERM IS USED AND

DEFINED IN CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, AND TO THE EXTENT NOT EXPRESSLY PROHIBITED BY LAW TENANT HEREBY WAIVES ITS RIGHT TO ANY PREJUDGMENT REMEDY HEARING AS THEREIN OR ELSEWHERE PROVIDED.

            (f) All capitalized terms not defined herein shall have the same meanings ascribed thereto in the Lease.

      IN WITNESS WHEREOF, Guarantor has executed this Guaranty and has intended the same to be and become effective as of the ______ day of ______, 200__.




                                                  ______________________________
                                                  Name:

                                   RIDER NO. 2

                                 OPTION TO RENEW

Tenant shall have one (1) option to renew the Term (the "OPTION"), for a term of five (5) years, the first option period commencing immediately upon the expiration of the initial Term (the "OPTION TERM"). The Option Term shall be upon all of the terms and conditions of this Lease, except that: (i) Fixed Rent during each year of each Option Term shall be the greater of the (x) fair rental value of the Premises at the date of the commencement of the Option Term and (y) the Annual Fixed Rent during the Term of this Lease; and (ii) there shall be no further options to extend beyond the expiration of the Option Term.

      The Option may be exercised only by notice of exercise given by Tenant to Landlord not less than ONE HUNDRED EIGHTY (180) days prior to the Expiration Date of the then existing Term, TIME BEING OF THE ESSENCE, with respect to such notice. The Option may not be exercised, and this Option shall be void and without further effect, if (i) the named Tenant shall have subleased more than fifty percent (50%) of the Premises or assigned this Lease at the time of such notice or as of the commencement of the Option Term to an entity other than a Tenant Affiliate or Permitted Assignee; or (ii) Tenant or its successors shall have committed an Event of Default hereunder which has not been cured at the time of commencement of any Option Term. Upon exercise of the Option, the Expiration Date shall be deemed to be the last day of the Option Term.

      Within thirty (30) days following notice of Tenant's exercise of the Option, Landlord shall deliver to Tenant written notice of its proposed fair rental value of the Premises. Within thirty (30) days following such delivery of notice by Landlord, Tenant by written notice delivered to Landlord shall either:
(i) accept the fair rental value as stated by Landlord; (ii) elect to submit to binding arbitration to determine fair rental value in accordance with the provisions set forth below; or (iii) rescind the exercise of the Option in which case the Lease will terminate on the Expiration Date of the original Term (or immediately preceding Option Term, as the case may be). Failure by the Tenant to deliver notice under this Section 42 shall automatically constitute a rescission of the Option(s).

      In the event that Tenant elects to submit to binding arbitration as set forth herein, the fair rental value of the Premises will be determined in Stamford, Connecticut (the "City") before a single arbitrator as follows:

            (i) Landlord and Tenant shall have ten (10) days within which to select one mutually agreeable arbitrator. If Landlord and Tenant fail to agree on one arbitrator within the ten-day period, either party may promptly request the American Arbitration Association (or it successor) to appoint an arbitrator for the matter, and said Association's selection shall be binding upon Landlord and Tenant. In all cases, the arbitrator shall be an individual with the following qualifications: MAI credentials; not less than ten (10) years experience in the business of appraising commercial real estate; generally recognized competence in the valuation of commercial rental properties in southern Fairfield County; and has never been a direct or indirect employee or agent of or consultant to either Landlord or Tenant.

            (ii) Not later than the thirtieth (30th) day following the selection or appointment of the arbitrator, Landlord and Tenant shall each submit to the arbitrator, in writing, a good faith determination of the fair rental value of the Premises, in it then existing, "As Is" condition.

            (iii) The arbitrator selected must choose either Landlord's or Tenant's good faith determination of the fair rental value of the Demised Premises and the arbitrator's choice shall be final and binding upon the parties. In determining the fair rental value of the Demised Premises and which of Landlord's or Tenant's determinations to select, the arbitrator shall consider all relevant factors, and shall give primary consideration to the then current market rents in comparable type buildings in downtown Stamford, Connecticut for renewal tenants, occupying space similar in size and condition to that of the Demised Premises, pursuant to leases having terms and conditions similar to those of this Lease. Notwithstanding the foregoing, the arbitrator shall not consider any potential savings to Landlord by reason of Landlord's not having to secure a new tenant for the Premises (including, without limitation, such potential savings as brokerage commissions, leasehold improvements, rent concessions or abatements, or lost rental income during any period of vacancy). From the date of the later submission of Landlord's or Tenant's determination, the arbitrator shall have thirty (30) days within which to render a decision as to the fair rental value of the Premises. If the arbitrator fails to render a decision within the applicable 30-day period, either party shall have the right to apply to the American Arbitration Association for a decision. Arbitration conducted under this subsection shall be held in the City.

            (iv) The cost of the arbitration shall be shared equally by Landlord and Tenant.